Randall C. Stuewe, Chairman and CEO John O. Muse, EVP Chief Financial Officer Melissa A. Gaither, VP IR and Global Communications Third Quarter 2016 Earnings Conference Call November 11, 2016 Exhibit 99.2

2 This presentation contains “forward-looking” statements regarding the business operations and prospects of Darling Ingredients Inc. and industry factors affecting it. These statements are identified by words such as “believe,” “anticipate,” “expect,” “estimate,” “intend,” “could,” “may,” “will,” “should,” “planned,” “potential,” “continue,” “momentum,” and other words referring to events that may occur in the future. These statements reflect Darling Ingredient’s current view of future events and are based on its assessment of, and are subject to, a variety of risks and uncertainties beyond its control, each of which could cause actual results to differ materially from those indicated in the forward-looking statements. These factors include, among others, existing and unknown future limitations on the ability of the Company's direct and indirect subsidiaries to make their cash flow available to the Company for payments on the Company's indebtedness or other purposes; global demands for bio-fuels and grain and oilseed commodities, which have exhibited volatility, and can impact the cost of feed for cattle, hogs and poultry, thus affecting available rendering feedstock and selling prices for the Company’s products; reductions in raw material volumes available to the Company due to weak margins in the meat production industry as a result of higher feed costs, reduced consumer demand or other factors, reduced volume from food service establishments, or otherwise; reduced demand for animal feed; reduced finished product prices, including a decline in fat and used cooking oil finished product prices; changes to worldwide government policies relating to renewable fuels and greenhouse gas emissions that adversely affect programs like the Renewable Fuel Standards Program (RFS2), low carbon fuel standards (LCFS) and tax credits for biofuels both in the Unites States and abroad; possible product recall resulting from developments relating to the discovery of unauthorized adulterations to food or food additives; the occurrence of Bird Flu including, but not limited to H5N1 flu, bovine spongiform encephalopathy (or "BSE"), porcine epidemic diarrhea ("PED") or other diseases associated with animal origin in the United States or elsewhere; unanticipated costs and/or reductions in raw material volumes related to the Company’s compliance with the existing or unforeseen new U.S. or foreign regulations (including, without limitation, China) affecting the industries in which the Company operates or its value added products (including new or modified animal feed, Bird Flu, PED or BSE or similar or unanticipated regulations); risks associated with the renewable diesel plant in Norco, Louisiana owned and operated by a joint venture between Darling Ingredients and Valero Energy Corporation, including possible unanticipated operating disruptions and issues related to the announced expansion project; difficulties or a significant disruption in our information systems or failure to implement new systems and software successfully, including our ongoing enterprise resource planning project; risks relating to possible third party claims of intellectual property infringement; increased contributions to the Company’s pension and benefit plans, including multiemployer and employer-sponsored defined benefit pension plans as required by legislation, regulation or other applicable U.S. or foreign law or resulting from a U.S. mass withdrawal event; bad debt write-offs; loss of or failure to obtain necessary permits and registrations; continued or escalated conflict in the Middle East, North Korea, Ukraine or elsewhere; uncertainty regarding the likely exit of the U.K. from the European Union; and/or unfavorable export or import markets. These factors, coupled with volatile prices for natural gas and diesel fuel, climate conditions, currency exchange fluctuations, general performance of the U.S. and global economies, disturbances in world financial, credit, commodities and stock markets, and any decline in consumer confidence and discretionary spending, including the inability of consumers and companies to obtain credit due to lack of liquidity in the financial markets, among others, could negatively impact the Company's results of operations. Among other things, future profitability may be affected by the Company’s ability to grow its business, which faces competition from companies that may have substantially greater resources than the Company. The Company’s announced share repurchase program may be suspended or discontinued at any time and purchases of shares under the program are subject to market conditions and other factors, which are likely to change from time to time. Other risks and uncertainties regarding Darling Ingredients Inc., its business and the industries in which it operates are referenced from time to time in the Company’s filings with the Securities and Exchange Commission. Darling Ingredients Inc. is under no obligation to (and expressly disclaims any such obligation to) update or alter its forward-looking statements whether as a result of new information, future events or otherwise. Safe Harbor Statement

3 $50 $60 $70 $80 $90 $100 $110 $120 $130 Quarterly Adjusted EBITDA 3Q15 4Q15 1Q16 2Q16 3Q16 $106.1 $102.7 $98.9 $124.0 $106.2 Gross Profit and Margin 16.0% 17.0% 18.0% 19.0% 20.0% 21.0% 22.0% 23.0% 24.0% $140 $150 $160 $170 $180 $190 $200 $210 3Q15 2Q16 3Q16 Gross Profit Gross Margin 21.40%21.37% $ 2 0 0. 2 $ 1 8 2 .7 22.83% $ 1 8 2. 4 Earnings Summary 3Q 2016 $ in millions $ in millions $ in millions Strong Free Cash Flow Generations  EBITDA lower sequentially and equivalent year over year given volatile commodities  Q3 influenced by inventory write down and production issues within the gelatin business  DGD had strong quarter offsetting fat price declines in North America  De-levering continues with YTD debt reduction of $105.0 million  Total leverage ratio now at 3.97 Adjusted EBITDA is a Non-U.S. GAAP Measure $106.1 $124.0 $106.2 $63.5 $56.0 $58.8 $42.6 $68.0 $47.4 5.0% 7.7% 5.5% 0.0% 2.0% 4.0% 6.0% 8.0% 10.0% $0 $20 $40 $60 $80 $100 $120 $140 3Q 2015 2Q 2016 3Q 2016 Adjusted EBITDA Capex Free Cash Flow (Adjusted EBITDA after Capex) Free Cash Flow as % of net sales

o Net income - $ 28.7 million o Net Sales - $853.9 million o EPS at $0.17 per diluted share o Adjusted EBITDA - $106.2 million o DGD joint venture EBITDA - $22.5 million (Darling’s share) o Global rendering raw material volumes remain strong o Feed segment adjusting to lower finished product values o China pork deficit now impacting Food and Feed Segment o Strong global poultry slaughter creating excess pet grade products o Gelatin lower in quarter due to unfavorable margin dynamics and turnarounds o Record North American harvests pressuring competing ingredient values o Renewable fuel values continue to gain strength in the market 4 2016 Third Quarter Overview

Adjusted EBITDA

5

Adjusted EBITDA and Pro Forma Adjusted EBITDA (US$ in thousands)	Three Months Ended - Sequential		Nine Months Ended - Year over Year	
	October 1, 2016	July 2, 2016	October 1, 2016	October 3, 2015
Net income/(loss) attributable to Darling	$ 28,694	$ 31,999	$ 61,772	$ (5,898)
Depreciation and amortization	70,653	69,531	212,440	199,970
Interest expense	23,867	23,980	71,748	82,222
Income tax expense/(benefit)	(744)	7,983	9,102	14,639
Foreign currency (gain)/loss	(354)	(8)	2,241	3,299
Other expense, net	2,007	2,373	5,685	704
Equity in net (income)/loss of unconsolidated subsidiaries	(18,138)	(13,852)	(37,633)	9,657
Net income attributable to noncontrolling interests	196	1,992	3,772	5,302
Adjusted EBITDA	$ 106,181	$ 123,998	$ 329,127	$ 309,895
Acquisition and integration-related expenses	-	70	401	7,807
Pro forma Adjusted EBITDA (Non-GAAP)	$ 106,181	$ 124,068	$ 329,528	$ 317,702
Foreign currency exchange impact (1)	688	-	1,427	-
Pro forma Adjusted EBITDA to Foreign Currency (Non-GAAP)	$ 106,869	$ 124,068	$ 330,955	$ 317,702
DGD Joint Venture Adjusted EBITDA (Darling's Share)	$ 22,543	$ 18,331	$ 50,503	$ 1,946

(1) Foreign currency exchange rates held constant for comparable quarters (€1.00:USD$1.12877 rate July 2, 2016 quarter; €1.00: USD$1.11438 rate October 3, 2015 nine months).

Note: See slide 22 for information regarding Darling's use of Non-GAAP measures.

DARLING INGREDIENTS

o Target debt reduction of $150 million in 2016: year-end target total debt leverage ratio below 3.90 – Paid down debt by $60.0 million in quarter; YTD paid down $105.0 million – Debt leverage ratio now 3.97 – S&P and Moody’s outlook improved to stable o Working Capital utilization improved over Q2 by $21.6 million – $13.0 million improvement YTD – Year over year improvement target remains at $20.0 million o CAPEX target of $225 million for 2016; YTD CAPEX spend at $168.2 million o SG&A targeted at $81.5 million/quarter run rate: Q3 at $76.5 million o Commissioned 2 new USA Rendering Plants during quarter o Wet Pet Food plants beginning to contribute o Broke ground on new blood plant in Germany and new digester facility in Belgium o DGD diesel expansion engineering complete and is set to come on line in early 2018 6 2016 Strategy – “Delever and Grow”

7 Cash Flow Statement Cash Flow Statement Nine Months Ended (US$ in thousands) October 1, 2016 Adjusted EBIDTA $ 329,127 Uses: Cap-Ex (168,224) Acquisitions (8,511) Proceeds from Stock Issuance 143 Stock Repurchase (5,000) Borrowings, net of repayments (109,627) Cash Interest (10-Q) (62,395) Cash Taxes (10-Q) (14,018) Accounts Receivable (3,058) Income Tax 1,432 Inventory and Prepaid (11,368) Accounts Payable and Accrued Expenses 27,438 Decrease in Cash 8,299 Other 15,762 Adjusted EBITDA $ (329,127)

Balance Sheet Highlights Leverage RatiosNet Debt on Balance Sheet 8 (1) Total Debt now adjusted to reflect deferred loan cost amortization. (2) Total Debt includes 4.75% euro bond and Canadian debt which is FX adjusted quarterly. Balance Sheet Highlights and Debt Summary (US$, in thousands) October 1, 2016 Cash (includes restricted cash of $294) $ 148,879 Accounts receivable 382,857 Total Inventories 359,095 Net working capital 503,343 Net property, plant and equipment 1,535,185 Total assets $ 4,816,884 Total debt $ 1,845,530 Shareholders' equity $ 2,085,397 (US$, in thousands) Fiscal 2015 3Q 2016 Total Debt (1)(2) $ 1,931,017 $ 1,845,530 Available Cash $ (156,884) $ (148,585) Year End Net Debt Balance $ 1,774,133 $ 1,696,945 Debt Summary (US$, in thousands) October 1, 2016 Amended Credit Agreement Revolving Credit Facility $ - Term Loan A 186,729 Term Loan B 578,330 5.375% Senior Notes due 2022 492,006 4.750% Euro Senior Notes due 2022 564,893 Other Notes and Obligations 23,572 Total Debt: $ 1,845,530 October 1, 2016 Actual Credit Agreement Total Debt to EBITDA: 3.97 5.50 Secured Debt to EBITDA: 1.64 3.25

Operational Overview – Q3 2016 9 Non-GAAP EBITDA Margin Feed Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q2-2016 to Q3-2016 (millions) Feed Segment 4 6 8 10 12 14 16 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 14.8% 14.6% 11.5% 12.2% 15.4% $83.5 $1.1 $4.3 $79.2 $78.9 0 20 40 60 80 100 OtherVolumes Cost of Sales FX Impact EBITDA Q3 16 Adjusted EBITDA ($0.3) EBITDA Q2 16 Price / Yield ($8.9) ($0.8) US$ and metric tons (millions) Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Seq. % Change Revenue $525.2 $472.2 $2,074.3 $476.2 $543.0 $531.4 -2.1% Gross Margin 116.2 96.7 460.9 103.5 126.8 117.8 -7.1% Gross Margin % 22.1% 20.5% 22.2% 21.7% 23.4% 22.2% Operating Income 35.6 10.1 116.5 13.9 41.4 35.2 -15.0% EBITDA (1) 76.5 54.4 282.3 58.3 83.5 78.9 -5.5% Raw Material Processed (million metric tons) 1.86 1.89 7.45 1.97 1.97 1.97 0.0% (1) Does not include Unconsolidated Subsidiaries EBITDA. • Raw material volumes strong globally • Rendering performances off slightly, formula working • Fat prices down sharply qtr. over qtr. • Hot summer hurt USA fat quality • Global grain glut weighing on protein pricing • Strong poultry slaughter saturating USA and Europe pet food markets with excess protein – (Pet vs. Feed Grade Poultry Meals) • Biofuels demand holding fat prices • Bakery business margined • Wet pet food making progress

Fat Pricing o Drop in pricing follows a lower corn market o Biofuel demand remains strong with LCFS markets Protein Pricing o Protein prices globally under pressure due to large crops and move to “Vegetable or Animal free diets” o Poultry proteins, while higher in quarter, saw the spread between Feed Grade and Pet Grade Poultry Meals narrow o Big drop off in October for MBM and Feed Grade Poultry Meal 10 2016 Finished Product Pricing Feed Segment Ingredients July August Sept. Q3 Avg. Oct. Bleachable Fancy Tallow - Chicago Renderer / cwt $29.95 $28.00 $28.00 $28.59 $28.43 Yellow Grease - Illinois / cwt $24.54 $23.86 $23.71 $24.01 $23.31 Meat and Bone Meal - Ruminant - Illinois / ton $378.75 $325.98 $272.02 $325.56 $230.00 Poultry By-Product Meal - Feed Grade - Mid South/ton $380.88 $392.83 $313.33 $364.37 $277.50 Poultry By-Product Meal - Pet Food - Mid South/ton $649.38 $596.30 $534.17 $593.47 $533.33 Feathermeal - Mid South / ton $476.88 $452.61 $362.98 $432.57 $325.00 2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats July August Sept. Q3 Avg. Oct. Corn - Track Central IL #2 Yellow / bushel $3.28 $3.09 $3.10 $3.16 $3.28 European Benchmark Pricing 2016 July August Sept. Q3 Avg. Oct. Palm oil - CIF Rotterdam / metric ton $648 $719 $749 $705 $718 Soy meal - CIF Rotterdam / metric ton $439 $399 $372 $403 $363 2016 Average Jacobsen Prices (USD) QTR. Over QTR. Year Over Year Comparison Q2-2016 Q3-2016 % Q3-2015 Q3-2016 % Average Jacobsen Prices (USD) Avg. Avg. Change Avg. Avg. Change Bleachable Fancy Tallow - Chicago Renderer / cwt $32.57 $28.59 -12.2% $29.42 $28.59 -2.8% Yellow Grease - Ill ois / cwt $26.77 $24.01 -10.3% $21.48 $24.01 11.8% Meat and Bone M al - Ruminant - Illinois / ton $328.26 $325 56 -0.8% $354.91 $325.56 -8.3% Poultry By-Product Meal - Feed Grade - Mid South/ton $3 5.5 $364. 7 19.2% $391.55 $364.37 -6.9% Poultry By-Product Meal - Pet Food - Mid South/ton $557.81 $593.47 6.4% $532.45 $593.47 11.5% Feathermeal - Mid South / ton $ 58.91 $432.57 20.5% $499.12 $432.57 -13.3% Average Wall Street Journal Prices (USD) Corn - Track Central IL #2 Yellow / bushel $3.75 .16 -15.8% $3.62 $3.16 -12.7% Average Thoms n Reuters Prices (USD) Palm oil - IF Rotter am / metric ton $702 $705 0.4% $558 $705 26.3% Soy meal - CIF Rotterdam / metric ton $409 $403 -1.5% $380 $403 6.1%

Note: Cost of Sales includes raw material costs, collection costs and factory costs. Non-GAAP EBITDA Margin Food Operational Overview – Q3 2016 11 EBITDA Bridge Q2-2016 to Q3-2016 (millions) Food Segment 4 6 8 10 12 14 16 18 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 10.7% 14.4% 15.6% 13.7% 9.7% $37.4 $7.1 $0.6 $25.6 $25.3 0 10 20 30 40 50 EBITDA Q2 16 ($14.3) Price / Yield Volumes ($5.2) Cost of Sales ($0.3) Other EBITDA Q3 16 FX Impact Adjusted EBITDA • Rousselot driven with significantly lower results in China and reduced results in South America vs. Q2 • Limited availability of pigskins in China resulted in higher raw material prices, reduced margins and production slowdowns in the gelatin business • Reduced low bloom gelatin demand in Chinese food market drove inventory write down • USA and China took annual turnarounds in gelatin • Sonac edible fat impacted by strong Chinese demand for edible parts- driving higher raw material prices in Europe US$ and metric tons (millions) Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Seq. % Change Revenue $269.2 $272.1 $1,094.9 $247.9 $272.1 $262.0 -3.7% Gross Margin 54.8 62.9 231.4 62.3 57.8 50.7 -12.3% Gross Margin % 20.4% 23.1% 21.1% 25.1% 21.3% 19.3% Operating Income 11.6 23.3 61.2 21.9 19.7 7.9 -59.9% EBITDA 28.7 39.1 128.1 38.6 37.4 25.3 -32.4% Raw Material Processed (million metric tons) 0.26 0.26 1.07 0.27 0.27 0.26 -3.7%

Operational Overview – Q3 2016 Non-GAAP EBITDA Margin Fuel 12 Note: Cost of Sales includes raw material costs, collection costs and factory costs. EBITDA Bridge Q2-2016 to Q3-2016 (millions) Adjusted EBITDA Margins for normalized blenders tax credit in Pro forma EBITDA and in Revenues for 2015 would represent: 14.8% Q3 15 23.3% Q4 15 Fuel Segment 0 5 10 15 20 25 30 35 Q3 2015 Q4 2015 Q1 2016 Q2 2016 Q3 2016 29.4% 23.4% 22.2% 21.4% 11.8%$13.8 $1.9 $0.0 $0.0 $14.3 $12.9 0 2 4 6 8 10 12 14 16 Adjusted EBITDA ($1.4) FX Impact EBITDA Q3 16 OtherCost of Sales Volumes ($1.4) Price / Yield EBITDA Q2 16 • Slightly lower earnings in Rendac and Ecoson • Seasonally driven • Canadian biodiesel continues to perform but earnings modestly lower quarter over quarter • Strong demand for biofuel feedstock in Europe US$ and metric tons (millions) Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 Seq. % Change Revenue $59.3 $65.4 $228.2 $55.6 $62.3 $60.4 -3.0% Gross Margin 11.4 20.2 51.1 14.9 15.6 14.2 -9.0% Gross Margin % 19.2% 30.9% 22.4% 26.8% 25.0% 23.5% Operating Income 0.2 12.5 17.2 6.1 6.6 6.0 -9.1% EBITDA (1) 7.0 19.2 43.9 13.0 13.8 12.9 -6.5% Raw Material Process d * (million metric tons) 0.27 0.31 1.17 0.28 0.30 0.29 -3.3% (1) Does not include DGD EBITDA. * Excludes raw material processed at the DGD joint venture.

 DGD reports strong earnings for Q3 2016  Q3 2016 EBITDA: $45.1 million entity level or $22.5 million Darling’s share  Lower fat prices, stable heating oil and rising RIN pricing support earnings  Vessel shipment at end of quarter will shift RIN revenue to Q4  Current total debt in JV stands at $75.0 million. Total cash of $121.1 million at the end of September 2016.  Final engineering phase progressing on major expansion announced in April increasing output from 160 million gallons annually to 275 million gallons. Total cost estimated at $190.0 million with construction and commissioning expected to be completed in early Q2-2018 13 Diamond Green Diesel (DGD) US$ (millions) Q3 2015 Q4 2015 Total 2015 Q1 2016 Q2 2016 Q3 2016 EBITDA (Darling's share) (8.3) 86.6 $88.5 9.6 18.3 22.5 Gallons Produced 41.5 37.9 158.8 28.5 43.8 43.8 Gallons Shipped 39.9 37.5 156.6 29.1 42.7 42.5 Diamond Green Diesel (50% Joint Venture)

Appendix – Additional Information

Feed Ingredients Segment

15

Change in Net Sales – Three Months Ended (Sequential 2Q16 over 3Q16)

Change in Net Sales - 2Q16 to 3Q16	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended July 2, 2016	$ 152.9	$ 199.1	$ 70.4	$ 422.4	$ 41.7	$ 56.4	$ 22.5	$ 543.0
Changes:								
Increase/(Decrease) in sales volumes	3.1	5.8	-	8.9	(1.2)	2.2	-	9.9
Increase/(Decrease) in finished good prices	(10.3)	1.3	-	(9.0)	1.0	(4.8)	-	(12.8)
Decrease due to currency exchange rates	(0.4)	(0.8)	(0.6)	(1.8)	(0.1)	-	-	(1.9)
Other change	-	-	(6.8)	(6.8)	-	-	-	(6.8)
Total Change:	(7.6)	6.3	(7.4)	(8.7)	(0.3)	(2.6)	-	(11.6)
Net Sales Three Months Ended October 1, 2016	$ 145.3	$ 205.4	$ 63.0	$ 413.7	$ 41.4	$ 53.8	$ 22.5	$ 531.4

Change in Net Sales - Year over Year (3Q 2015 over 3Q 2016)

Change in Net Sales - 3Q15 to 3Q16	Rendering Sales							
	Fats	Proteins	Other (1)	Total Rendering	Used Cooking Oil	Bakery	Other (2)	Total
Net Sales Three Months Ended October 3, 2015	$ 136.1	$ 210.1	$ 60.3	$ 406.5	$ 39.7	$ 56.0	$ 23.0	$ 525.2
Changes:								
Increase/(Decrease) in sales volumes	10.8	26.1	-	36.9	(0.9)	3.8	-	39.8
Increase/(Decrease) in finished good prices	(1.7)	(31.2)	-	(32.9)	2.6	(6.0)	-	(36.3)
Decrease due to currency exchange rates	0.1	0.4	0.2	0.7	-	-	-	0.7
Other change	-	-	2.5	2.5	-	-	(0.5)	2.0
Total Change:	$ 9.2	$ (4.7)	$ 2.7	$ 7.2	$ 1.7	$ (2.2)	$ (0.5)	$ 6.2
Net Sales Three Months Ended October 1, 2016	$ 145.3	$ 205.4	$ 63.0	$ 413.7	$ 41.4	$ 53.8	$ 22.5	$ 531.4

(1) **Rendering Net Sales- Other** category includes hides, pet food, and service charges

(2) **Other Net Sales** category includes trap services, industrial residual services and organic fertilizer

DARLING INGREDIENTS

16 YTD Change in Net Sales – Nine Months Ended October 3, 2015 over October 1, 2016 Feed Ingredients Segment (1) Rendering Net Sales- Other category includes hides, pet food, and service charges (2) Other Net Sales category includes trap services, industrial residual services and organic fertilizer Fats Proteins Other (1) Total Rendering Used Cooking Oil Bakery Other (2) Total Net Sales First Nine Months Ended October 3, 2015 422.7$ 640.0$ 188.1$ 1,250.8$ 118.9$ 164.1$ 68.3$ 1,602.1$ Changes: Increase/(Decrease) in sales volumes 23.3 60.7 - 84.0 0.5 6.5 - 91.0 I crease/(Decrease) in finished good prices (21.0) (122.7) - (143.7) (1.8) (5.9) - (151.4) D cr ase due to currency exchange rates (1.5) (1.5) (0.1) (3.1) (0.2) - - (3.3) Other change - - 12.0 12.0 - - 0.1 12.1 Total Change: 0.8 (63.5) 11.9 (50.8) (1.5) 0.6 0.1 (51.6) Net Sales First Nine Months Ended October 1, 2016 423.5$ 576.5$ 200.0$ 1,200.0$ 117.4$ 164.7$ 68.4$ 1,550.5$ Rendering Sales Change in YTD Net Sales 3Q15 to 3Q16

17

Feed Segment - Historical

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016
Revenue (A)	$586.1	$622.1	$607.3	$606.0	$2,421.5	$547.5	$529.4	$525.2	$472.2	$2,074.3	$476.2	$543.0	**$531.4**
Gross Margin (1)	142.5	165.4	132.5	132.5	572.9	123.5	124.5	116.2	96.7	460.9	103.5	126.8	**117.8**
Gross Margin % (1)	24.3%	26.6%	21.8%	21.9%	23.7%	22.6%	23.5%	22.1%	20.5%	22.2%	21.7%	23.4%	**22.2%**
Operating Income (2)	37.5	74.7	46.4	33.6	192.2	35.4	35.4	35.6	10.1	116.5	13.9	41.4	**35.2**
Adjusted Operating Income (1)	52.3	76.2	46.4	33.6	208.5	35.4	35.4	35.6	10.1	116.5	13.9	41.4	**35.2**
EBITDA (2)	76.1	114.6	84.2	76.4	351.3	75.5	75.9	76.5	54.4	282.3	58.3	83.5	**78.9**
Adjusted EBITDA (1)	90.9	116.1	84.2	76.4	367.6	75.5	75.9	76.5	54.4	282.3	58.3	83.5	**78.9**
Adjusted EBITDA/Revenue	15.5%	18.7%	13.9%	12.6%	15.2%	13.8%	14.3%	14.6%	11.5%	13.6%	12.2%	15.4%	**14.8%**
Raw Material Processed (3) (millions of metric tons)	1.73	1.73	1.73	1.92	7.11	1.87	1.83	1.86	1.89	7.45	1.97	1.97	**1.97**

(1) Has impact of inventory step-up in 1st and 2nd quarter of 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes in 2014 have been adjusted to include additional blending materials.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.

18

Food Segment - Historical

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016
Revenue (A)	293.5	331.4	301.4	322.0	1,248.3	270.2	283.4	269.2	272.1	1,094.9	247.9	272.1	**262.0**
Gross Margin (1)	62.3	65.3	64.2	63.4	255.2	53.5	60.2	54.8	62.9	231.4	62.3	57.8	**50.7**
Gross Margin % (1)	21.2%	19.7%	21.3%	19.7%	20.4%	19.8%	21.2%	20.4%	23.1%	21.1%	25.1%	21.3%	**19.3%**
Operating Income/(Loss) (2)	(12.1)	11.3	14.0	13.7	26.9	10.8	15.5	11.6	23.3	61.2	21.9	19.7	**7.9**
Adjusted Operating Income (1)	20.9	14.7	14.0	13.7	63.3	10.8	15.5	11.6	23.3	61.2	21.9	19.7	**7.9**
EBITDA (2)	5.3	30.9	32.6	31.4	100.2	28.0	32.3	28.7	39.1	128.1	38.6	37.4	**25.3**
Adjusted EBITDA (1)	38.3	34.3	32.6	31.4	136.6	28.0	32.3	28.7	39.1	128.1	38.6	37.4	**25.3**
Adjusted EBITDA/Revenue	13.0%	10.4%	10.8%	9.7%	10.9%	10.4%	11.4%	10.7%	14.4%	11.7%	15.6%	13.7%	**9.7%**
Raw Material Processed (millions of metric tons)	0.25 (3)	0.27	0.26	0.28	1.06	0.27	0.28	0.26	0.26	1.07	0.27	0.27	**0.26**

(1) Has impact of inventory step-up in 1st and 2nd quarter in 2014.
(2) Exclusive of non-cash inventory step-up and Darling Ingredients International 13th week during 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures in 2014.

(A) Quarters 1, 2 and 3 revenues have been adjusted for re-class between sales and cost of sales in 2014.



DARLING INGREDIENTS

19

Fuel Segment - Historical

US$ and metric tons (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016
Revenue	$66.7	$77.7	$70.0	$72.2	$286.6	$57.0	$46.5	$59.3	$65.4	$228.2	$55.6	$62.3	**$60.4**
Gross Margin	15.3	15.9	17.8	10.0	59.0	13.2	6.3	11.4	20.2	51.1	14.9	15.6	**14.2**
Gross Margin %	21.1%	20.5%	25.4%	13.9%	20.6%	23.1%	13.5%	19.2%	30.9%	22.4%	26.8%	25.0%	**23.5%**
Operating Income (1)	2.3	5.2	2.8	10.9	21.2	2.5	2.0	0.2	12.5	17.2	6.1	6.6	**6.0**
Adjusted Operating Income (2)	3.5	5.2	2.8	10.9	22.4	2.5	2.0	0.2	12.5	17.2	6.1	6.6	**6.0**
EBITDA (2)	9.7	11.1	11.5	16.9	49.2	9.1	8.6	7.0	19.2	43.9	13.0	13.8	**12.9**
Adjusted EBITDA (1)	10.9	11.1	11.5	16.9	50.4	9.1	8.6	7.0	19.2	43.9	13.0	13.8	**12.9**
Pro forma Adjusted EBITDA (4)	12.2	12.3	13.0	12.8	50.4	10.2	10.6	9.1	14.0	43.9	13.0	13.8	**12.9**
Adjusted EBITDA/Revenue	16.3%	14.3%	16.4%	23.4%	17.6%	16.0%	18.5%	11.8%	29.4%	19.2%	23.4%	22.2%	**21.4%**
Raw Material Processed * (millions of metric tons)	0.23 (3)	0.24	0.26	0.33	1.07	0.30	0.29	0.27	0.31	1.17	0.28	0.30	**0.29**

*Excludes raw material processed at the DGD joint venture.

Diamond Green Diesel (50% Joint Venture)

US$ (millions)	Q1 2014	Q2 2014	Q3 2014	Q4 2014	Total 2014	Q1 2015	Q2 2015	Q3 2015	Q4 2015	Total 2015	Q1 2016	Q2 2016	Q3 2016
EBITDA (Darling's share)	$9.1	5.9	2.9	63.7	$81.6	2.3	7.9	(8.3)	86.6	$88.5	$9.6	$18.3	**$22.5**
Pro forma Adjusted EBITDA (4)	$22.9	24.3	12.5	21.8	$81.6	19.6	30.2	11.7	27.0	$88.5	$9.6	$18.3	**$22.5**

(1) Exclusive of non-cash inventory step-up and Darling Ingredients International's 13th week in 2014.
(2) Has impact of inventory step-up in 1st quarter and Darling Ingredients Int'l 13th week in 2014.
(3) Raw material process volumes for the first quarter 2014 have been adjusted to be consistent with the presentation of the second quarter figures 2014.
(4) Pro forma Adjusted EBITDA includes blenders' tax credit throughout full years in 2014 and 2015.

(A) Quarters 1, 2 and 3 revenues in 2014 have been adjusted for re-class between sales and cost of sales.


HAPPONEN

DARLING INGREDIENTS

Jacobsen, Wall Street Journal and Thomson Reuters
Historical Pricing

20

2016 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.
	2016 Average Jacobsen Prices (USD)												
Bleachable Fancy Tallow - Chicago Renderer / cwt	$23.53	$27.10	$30.09	$27.07	$32.93	$32.81	$31.64	$32.57	$29.95	$28.00	$28.00	$28.59	$28.43
Yellow Grease - Illinois / cwt	$19.03	$20.89	$23.51	$21.25	$26.40	$27.56	$25.95	$26.77	$24.54	$23.86	$23.71	$24.01	$23.31
Meat and Bone Meal - Ruminant - Illinois / ton	$184.74	$198.38	$272.84	$220.98	$314.17	$305.00	$356.59	$328.26	$378.75	$325.98	$272.02	$325.56	$230.00
Poultry By-Product Meal - Feed Grade - Mid South/ton	$247.11	$235.00	$263.64	$249.10	$308.10	$296.79	$307.73	$305.58	$380.88	$392.83	$313.33	$364.37	$277.50
Poultry By-Product Meal - Pet Food - Mid South/ton	$498.03	$497.50	$521.48	$506.31	$573.81	$505.83	$588.64	$557.81	$649.38	$596.30	$534.17	$593.47	$533.33
Feathermeal - Mid South / ton	$255.39	$244.88	$325.45	$277.21	$409.88	$319.05	$342.73	$358.91	$476.88	$452.61	$362.98	$432.57	$325.00

2016 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.
	2016 Average Wall Street Journal Prices (USD)												
Corn - Track Central IL #2 Yellow / bushel	$3.58	$3.54	$3.52	$3.55	$3.63	$3.77	$3.85	$3.75	$3.28	$3.09	$3.10	$3.16	$3.28

European Benchmark Pricing 2016	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.
	2016 Average Thomson Reuters Prices (USD)												
Palm oil - CIF Rotterdam / metric ton	$565	$646	$686	$632	$720	$702	$684	$702	$648	$719	$749	$705	$718
Soy meal - CIF Rotterdam / metric ton	$339	$326	$320	$328	$341	$420	$465	$409	$439	$399	$372	$403	$363

2015 Finished Product Pricing Feed Segment Ingredients	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	2015 Average Jacobsen Prices (USD)																
Bleachable Fancy Tallow - Chicago Renderer / cwt	$29.16	$29.14	$30.53	$29.66	$28.69	$28.95	$29.91	$29.18	$29.00	$29.64	$29.62	$29.42	$22.91	$20.00	$20.00	$21.18	$27.36
Yellow Grease - Illinois / cwt	$24.54	$24.34	$24.81	$24.58	$22.36	$22.84	$24.50	$23.24	$23.80	$21.19	$19.55	$21.48	$18.02	$17.51	$18.00	$17.86	$21.79
Meat and Bone Meal - Ruminant - Illinois / ton	$402.13	$375.53	$377.95	$385.12	$387.02	$359.75	$304.20	$348.88	$338.18	$385.00	$343.10	$354.91	$280.68	$251.58	$217.27	$249.29	$334.55
Poultry By-Product Meal - Feed Grade - Mid South/ton	$466.00	$460.26	$468.18	$465.00	$487.14	$427.25	$370.91	$426.94	$376.70	$399.64	$402.50	$391.55	$376.93	$334.74	$293.41	$334.67	$404.54
Poultry By-Product Meal - Pet Food - Mid South/ton	$712.50	$629.61	$625.00	$655.12	$607.74	$520.00	$446.59	$521.50	$478.18	$568.21	$557.14	$532.45	$477.27	$463.95	$467.61	$469.49	$544.64
Feathermeal - Mid South / ton	$538.63	$460.39	$565.00	$523.77	$579.17	$491.75	$430.57	$499.13	$467.95	$555.00	$476.67	$499.12	$404.20	$369.47	$329.43	$367.06	$472.27

2015 Cash Corn Pricing Competing Ingredient for Bakery Feeds and Fats	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	2015 Average Wall Street Journal Prices (USD)																
Corn - Track Central IL #2 Yellow / bushel	$3.65	$3.68	$3.66	$3.66	$3.55	$3.48	$3.49	$3.51	$3.81	$3.49	$3.56	$3.62	$3.65	$3.60	$3.68	$3.64	$3.61

European Benchmark Pricing 2015	January	February	March	Q1 Avg.	April	May	June	Q2 Avg.	July	August	Sept.	Q3 Avg.	Oct.	Nov.	Dec.	Q4 Avg.	Year Avg.
	2015 Average Thomson Reuters Prices (USD)																
Palm oil - CIF Rotterdam / metric ton	$619	$698	$652	$656	$645	$653	$651	$650	$603	$505	$565	$558	$565	$555	$569	$563	$607
Soy meal - CIF Rotterdam / metric ton	$456	$442	$410	$436	$403	$392	$393	$396	$394	$381	$365	$380	$367	$353	$336	$352	$391

DARLING INGREDIENTS

Process USA Canada Europe China S. America Australia Total: Rendering - (C3 By-products & UCO) 92 5 18 115 Bakery 10 10 Used Cooking Oil processing only 8 1 9 Disposal Rendering - (C1 & C2) 6 6 Food Grade Fat Processing 5 5 Blood Processing 1 4 5 1 11 Bone Processing 2 2 Bio Diesel 1 1 2 Renewable Diesel 1 1 Gelatin 2 4 4 3 13 Casings 4 1 5 Environmental Services 4 1 5 Fertilizer 1 1 Pet Food 3 1 4 Hides 3 3 6 126 6 49 10 3 1 195 Under Construction: Rendering 2 21 European categories for rendering of animal by-products: • C3 – food-grade material, for food and feed products • C2 – unfit for food or animal feed, can be used as fertilizer • C1 – must be destroyed; used to generate green energy * Note: List excludes administrative and dedicated sales offices. *Includes transfer stations and blending Locations by Continent and Process

Adjusted EBITDA is not a recognized accounting measurement under GAAP; it should not be considered as an alternative to net income, as a measure of operating results, or as an alternative to cash flow as a measure of liquidity, and is not intended to be a presentation in accordance with GAAP. Adjusted EBITDA is presented here not as an alternative to net income, but rather as a measure of the Company’s operating performance. Since EBITDA (generally, net income plus interest expenses, taxes, depreciation and amortization) is not calculated identically by all companies, this presentation may not be comparable to EBITDA or Adjusted EBITDA presentations disclosed by other companies. Adjusted EBITDA is calculated in this presentation and represents, for any relevant period, net income/(loss) plus depreciation and amortization, goodwill and long-lived asset impairment, interest expense, (income)/loss from discontinued operations, net of tax, income tax provision, other income/(expense) and equity in net loss of unconsolidated subsidiary. Management believes that Adjusted EBITDA is useful in evaluating the Company’s operating performance compared to that of other companies in its industry because the calculation of Adjusted EBITDA generally eliminates the effects of financing, income taxes and certain non-cash and other items that may vary for different companies for reasons unrelated to overall operating performance. As a result, the Company’s management uses Adjusted EBITDA as a measure to evaluate performance and for other discretionary purposes. In addition to the foregoing, management also uses or will use Adjusted EBITDA to measure compliance with certain financial covenants under the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes that were outstanding at October 1, 2016. However, the amounts shown in this presentation for Adjusted EBITDA differ from the amounts calculated under similarly titled definitions in the Company’s Senior Secured Credit Facilities and 5.375% Notes and 4.75% Notes, as those definitions permit further adjustments to reflect certain other non-recurring costs, non-cash charges and cash dividends from the DGD Joint Venture. Additionally, the Company evaluates the impact of foreign exchange impact on operating cash flow, which is defined as segment operating income (loss) plus depreciation and amortization. 22 Non-U.S. GAAP Measures